Exhibit 99

   USANA Announces Record Q1 2007 Net Sales and Earnings Per Share

   Consolidated Net Sales up 16.3%; Direct Selling Segment Net Sales
                               up 17.9%

    SALT LAKE CITY--(BUSINESS WIRE)--April 17, 2007--USANA Health Sciences, Inc. (NASDAQ: USNA) today announced financial results for the fiscal first quarter of 2007, ended March 31. The first quarter of 2007 represented the 19th consecutive quarter of record sales for the Company.

    Financial Performance

    Consolidated net sales in the first quarter of 2007 increased by 16.3% to $102.6 million, compared with $88.2 million in the first quarter of the prior year. Net sales in the Direct Selling segment increased by 17.9% to $100.6 million, compared with $85.3 million in the first quarter of the prior year. Net sales growth in the Direct Selling segment for the first quarter of 2007 resulted primarily from a 17.6% net increase in the number of active Associates and includes those who have purchased products directly from the Company in the preceding three months, either for personal consumption or resale.

    Earnings from operations in the first quarter of 2007 grew by 23.4% to $17.9 million, or 17.5% of net sales, compared with $14.5 million, or 16.5% of net sales, in the first quarter of the prior year. The improvement in operating earnings as a percentage of net sales was primarily due to increased gross profit margins and was partially offset by higher selling, general, and administrative expenses. Earnings per share in the first quarter of 2007 increased by 26.0% to $0.63 per share, compared with $0.50 per share in the first quarter of the prior year. During the first quarter of 2007, the Company repurchased 97,400 shares for an investment of $5.0 million. Following the end of the first quarter of 2007 until today, the Company repurchased an additional 791,579 shares for an investment of $34.5 million.

    "The first quarter of 2007 marked another record quarter for both product sales and earnings," said Dave Wentz, president of USANA. "We continue to return value to shareholders through our share buyback program, and we remain committed to improving processes and lowering our variable costs."

    Regional Results

    During the first quarter of 2007, net sales in North America, the Company's most mature region, increased by 9.0% to $64.6 million, compared with the first quarter of the prior year. This growth was driven primarily by increased sales, resulting from a 12.8% net improvement in the number of active Associates in this region. Strong sales in Mexico, which increased by 32.1% over the first quarter of last year, aided growth in the North America region.

    "As we previously noted during our conference call on April 5, 2007, we believe that our business in North America is sound; however, with the lack of marketing initiatives offered during the quarter, sales were not as strong as expected," continued Wentz. "We have taken steps to increase Associate activity, and we are committed to fostering strong growth in this important region."

    During the first quarter of 2007, net sales in the Asia Pacific region increased by 38.1% to $36.1 million, compared with the first quarter of the prior year. The growth in this region was led by double-digit, year-over-year growth in each of the markets in this region, except in Japan. The successful opening of Malaysia in January 2007 added $3.1 million of incremental revenue in the first quarter. The number of active Associates in the Asia Pacific region increased by 26.0% to 63,000, compared with 50,000 in the first quarter of the prior year. The number of Associates in the Malaysian market reached 6,000 in its first quarter of operations.

    "The opening of Malaysia and the positive impact of our second annual Asia Pacific convention held in Sydney, Australia, were key catalysts for our growth in Asia during the quarter," continued Wentz. "We will continue to work closely with our local management to further motivate and strengthen our Associate leaders in this region."

    Outlook

    Today, the Company is providing financial guidance for the second quarter of 2007 and is updating its financial guidance for the full year 2007. Based on its current business circumstances, the Company believes that net sales for the second quarter of 2007 will be between $103 million and $105 million, a growth rate of between 11% and 14%, compared with the prior year second quarter. The Company believes that earnings per share for the second quarter of 2007 will be between $0.63 and $0.65, a year-over-year growth rate of between 15% and 18%. Additionally, the Company is adjusting its full-year 2007 guidance and believes that net sales will grow between 13% and 15% and that earnings per share will grow between 16% and 18%, compared with 2006.

    Gilbert A. Fuller, the Company's executive vice president and chief financial officer, said, "While we remain very optimistic about the future, we feel it appropriate to adjust our estimates for 2007 slightly, partly due to distractions resulting from the misinformation about the company recently appearing in the mass media. Our business model is among the most effective and transparent in the industry, and we are taking aggressive action to address this misinformation as we stay committed to offering the finest nutritional products and home-based business in the industry."

    Conference Call

    USANA will hold a conference call and webcast to discuss this announcement with investors on Wednesday, April 18, 2007 at 11:00 AM ET. Investors may listen to the call by accessing USANA's website at http://www.usanahealthsciences.com.

    About USANA

    USANA develops and manufactures high quality nutritional, personal care, and weight management products that are sold directly to Preferred Customers and Associates throughout the United States, Canada, Australia, New Zealand, Hong Kong, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Netherlands, and the United Kingdom. More information on USANA can be found at http://www.usanahealthsciences.com.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, and risks associated with our international expansion. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.


                     USANA Health Sciences, Inc.
                 Consolidated Statements of Earnings
                (In thousands, except per share data)

                                                    Quarter Ended
                                               -----------------------
                                                1-Apr-06    31-Mar-07
                                               ----------- -----------
                                               (Unaudited) (Unaudited)

 Net sales                                        $88,229    $102,567
 Cost of sales                                     21,338      22,587
                                               ----------- -----------
    Gross profit                                   66,891      79,980

 Operating expenses
  Associate incentives                             34,006      39,549
  Selling, general and administrative              17,626      21,525
  Research and development                            732         974
                                               ----------- -----------

    Earnings from operations                       14,527      17,932

 Other income                                         295         471
                                               ----------- -----------
    Earnings before income taxes                   14,822      18,403

 Income taxes                                       5,262       6,717
                                               ----------- -----------

 NET EARNINGS                                      $9,560     $11,686
                                               =========== ===========

 Earnings per share - diluted                       $0.50       $0.63
                                               =========== ===========
 Weighted average shares outstanding - diluted     19,228      18,463
                                               =========== ===========


                     USANA Health Sciences, Inc.
                     Consolidated Balance Sheets
                            (in thousands)

                                                  As of       As of
                                                30-Dec-06   31-Mar-07
                                               ----------- -----------
                                                           (Unaudited)
ASSETS
   Cash and cash equivalents                      $27,029     $32,496
   Inventories, net                                22,483      21,900
   Other current assets                            11,103       9,499
                                               ----------- -----------
Total current assets                               60,615      63,895

Property and equipment, net                        30,323      37,979
Goodwill                                            5,690       5,690
Other assets                                        3,374       3,457
                                               ----------- -----------
    Total assets                                 $100,002    $111,021
                                               =========== ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

  Accounts payable                                $10,241      $7,201
  Other current liabilities                        29,564      32,065
                                               ----------- -----------
Total current liabilities                          39,805      39,266

  Other long-term liabilities                           -           -

  Stockholders' equity                             60,197      71,755
                                               ----------- -----------
    Total liabilities and stockholders' equity   $100,002    $111,021
                                               =========== ===========


                     USANA Health Sciences, Inc.
                     Sales by Segment and Region
                            (in thousands)

                                               Quarter Ended
                                     ---------------------------------
                                         1-Apr-06        31-Mar-07
                                     ---------------- ----------------
                                       (Unaudited)      (Unaudited)
  Region
  -----------------------------------
  North America
     United States                    $38,468   43.6%  $42,060   41.0%
     Canada                            16,701   18.9%   17,141   16.7%
     Mexico                             4,053    4.6%    5,352    5.2%
                                     --------- ------ --------- ------
       North America Total            $59,222   67.1%  $64,553   62.9%

  Asia Pacific
     Australia-New Zealand             11,100   12.6%   13,026   12.7%
     Hong Kong                          3,064    3.5%    5,564    5.4%
     Japan                              2,399    2.7%    2,003    2.0%
     Taiwan                             4,939    5.6%    6,252    6.1%
     South Korea                        1,180    1.3%    1,604    1.6%
     Singapore                          3,427    3.9%    4,484    4.4%
     Malaysia                               -    0.0%    3,123    3.0%
                                     --------- ------ --------- ------
       Asia Pacific Total              26,109   29.6%   36,056   35.2%
                                     --------- ------ --------- ------
         Segment Total                 85,331   96.7%  100,609   98.1%
                                     --------- ------ --------- ------

  Contract Manufacturing                2,898    3.3%    1,958    1.9%
                                     --------- ------ --------- ------
     Consolidated                     $88,229  100.0% $102,567  100.0%
                                     ========= ====== ========= ======


                      Active Associates by Region

                                                   As of
                                     ---------------------------------
                                         1-Apr-06        31-Mar-07
                                     ---------------- ----------------
                                       (Unaudited)      (Unaudited)
  Region
  -----------------------------------
  North America
     United States                     54,000   39.7%   60,000   37.5%
     Canada                            23,000   16.9%   25,000   15.6%
     Mexico                             9,000    6.6%   12,000    7.5%
                                     --------- ------ --------- ------
       North America Total             86,000   63.2%   97,000   60.6%

  Asia Pacific
     Australia-New Zealand             17,000   12.5%   18,000   11.2%
     Hong Kong                          5,000    3.7%    9,000    5.6%
     Japan                              5,000    3.7%    4,000    2.5%
     Taiwan                            13,000    9.6%   14,000    8.7%
     South Korea                        1,000    0.7%    2,000    1.3%
     Singapore                          9,000    6.6%   10,000    6.3%
     Malaysia                               -    0.0%    6,000    3.8%
                                     --------- ------ --------- ------
       Asia Pacific Total              50,000   36.8%   63,000   39.4%
                                     --------- ------ --------- ------
     Total                            136,000  100.0%  160,000  100.0%
                                     ========= ====== ========= ======


                  Active Preferred Customers by Region

                                                   As of
                                     ---------------------------------
                                         1-Apr-06        31-Mar-07
                                     ---------------- ----------------
                                       (Unaudited)      (Unaudited)
  Region
  -----------------------------------
  North America
     United States                     46,000   63.0%   52,000   65.0%
     Canada                            18,000   24.7%   18,000   22.5%
     Mexico                             2,000    2.7%    2,000    2.5%
                                     --------- ------ --------- ------
       North America Total             66,000   90.4%   72,000   90.0%

  Asia Pacific
     Australia-New Zealand              6,000    8.2%    6,000    7.4%
     Hong Kong                              **   0.0%    1,000    1.3%
     Japan                              1,000    1.4%    1,000    1.3%
     Taiwan                                 **   0.0%        **   0.0%
     South Korea                            **   0.0%        **   0.0%
     Singapore                              **   0.0%        **   0.0%
     Malaysia                               -    0.0%        **   0.0%
                                     --------- ------ --------- ------
       Asia Pacific Total               7,000    9.6%    8,000   10.0%
                                     --------- ------ --------- ------
     Total                             73,000  100.0%   80,000  100.0%
                                     ========= ====== ========= ======

  ** Count of Active Preferred Customers is less than 500.


    CONTACT: USANA Health Sciences, Inc.
             Riley Timmer, 801-954-7922 (Investor Relations) investor.relations@us.usana.com or
             Edelman
             Joe Poulos, 312-240-2719 (Media)